PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY SEPTEMBER 15, 2015

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Optimum Fund Trust

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for September 15, 2015. The Trust’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Trust to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call the number listed below:
1- 855-928-4484
Your vote is important no matter the size of your Trust holdings. Please remember to vote all of your accounts in each fund. It is important that we received your vote prior to the September 15, 2015 Special Meeting of Shareholders.

The Trust has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	V OTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by September 15, 2015.
Call the phone number above
Monday – Friday, 9:00am – 10pm,
Eastern time to speak with a proxy
specialist.

OR

Call the toll free touch-tone phone
number listed on your proxy card.
Have your proxy card with control
number available. Follow the touch-
tone prompts to vote.

THANK YOU FOR VOTING